Exhibit 3.2

BY-LAWS

of

NEW BRUNSWICK SCIENTIFIC CO., INC.

(the "Corporation")

(as amended and restated September 24, 2007)

ARTICLE I
OFFICES

Section 1.  The registered office of the Corporation shall be located at 820 Bear Tavern Road, West Trenton, NJ 08628.

Section 2.  The Corporation may also have offices at such other places both within and without the State of New Jersey as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
ANNUAL MEETING OF SHAREHOLDERS

Section 1.  All meetings of shareholders for the election of directors shall be held in such city and at such place as may be fixed from time to time by the board of directors.

Section 2.  Annual meetings of shareholders, commencing with the year 2008, shall be held on the first Tuesday of April, if not a legal holiday, or if a legal holiday, then on the next secular day following, at noon, or at such other date and time as shall be fixed from time to time by the board of directors and stated in the notice of meeting, at which the shareholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.  Written notice of the annual meeting stating the time, place, and purpose or purposes of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.  Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of

New Jersey as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, the board of directors, or the holders of not less than one hundred percent of all the shares entitled to vote at the meeting.  Special meetings of the shareholders may be called also by the chairman of the board of directors.

Section 3.  Written notice of a special meeting stating the time, place, and purpose or purposes of the meeting for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4.  Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

ARTICLE IV
QUORUM AND VOTING OF STOCK

Section 1.  The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.  If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by statute or the certificate of incorporation.

Section 3.  Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the certificate of incorporation.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his agent, except that a proxy may be given by a shareholder or his agent by telegram, cable, telephonic transmission or by any other means of electronic communication so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or his agent.  In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected and for whose election he has a right to vote, or, if the certificate of incorporation so provides, to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the aggregate number of his votes shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

Section 4.  Subject to statutory provisions, any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V
DIRECTORS

Section 1.  The number of directors which shall constitute the whole board of directors, other than the first board of directors, shall not be less than three nor more than nine.  The exact number of directors within such maximum and minimum shall be determined by resolution of the board of directors.  Directors need not be residents of the State of New Jersey nor shareholders of the Corporation.  The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.  The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2.  Unless otherwise provided in the certificate of incorporation, any vacancy occurring in the board of directors and newly created directorships resulting from an increase in the number of authorized directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director so elected by the board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

Any directorship not filled by the board may be filled by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 3.  The business affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books and records of the Corporation, except such as are required by statute to be kept within the state, outside of the State of New Jersey, at such place or places as they may from time to time determine.

Section 5.  The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members,

shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS

Section 1.  Meetings of the board of directors, regular or special, may be held either within or without the State of New Jersey.

Section 2.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3.  Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4.  Special meetings of the board of directors may be called by the president on two days' notice (or such shorter time as the person calling the meeting shall deem appropriate) to each director, either personally or by mail, facsimile, electronic mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.  Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.

Section 5.  Attendance of a director at any meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by such director.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6.  A majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the certificate of incorporation.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater or lesser number is required by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present.  Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

Section 7.  Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at a meeting of the board, or any committee thereof, shall be deemed the action of the board of directors or of a committee thereof, if all directors or committee members, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the Corporation.

ARTICLE VII
EXECUTIVE COMMITTEE

Section 1.  The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate one or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the Corporation, except as otherwise required by statute.  Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors.  The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII
NOTICES
Section 1.  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid , and such notice shall be deemed to be given at the time when the same shall be deposited in the United States.  Notice to directors may also be given by telegram, facsimile or electronic mail.

Section 2.  Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX
OFFICERS

Section 1.  The officers of the Corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer.  The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 2.  The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

Section 3.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4.  Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these by-laws to be executed, acknowledged or verified by two or more officers.

Section 5.  The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

Section 6.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

THE PRESIDENT

Section 7.  The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 8.  The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by statute to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

THE VICE-PRESIDENTS

Section 9.  The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 10.  The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 11.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 12.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

Section 13.  He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 14.  If required by the board of directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 15.  The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X
INDEMNITY

Section 1.  The Corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding

(whether civil, criminal, administrative or investigative), by reason of the fact that he is or was a director, officer or employee of the Corporation.

ARTICLE XI
CERTIFICATES FOR SHARES

Section 1.  The shares of the Corporation shall be represented by certificates or, in accordance with statute, shall be uncertificated.  Certificates representing shares shall be signed by, or in the name of the Corporation by, the chairman or vice-chairman of the board, or the president or a vice-president and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class or series authorized to be issued so far as the same have been determined, and of the authority of the board of directors to divide the shares into classes and series and to determine and change the relative rights, preferences and limitations of any class or series.  Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of New Jersey; (b) the name of the person to whom issued; and (c) the number and class of shares, and the designation of the series, if any, which such certificate represents.

Section 2.  Any or all of the signatures of the officers of the Corporation upon a certificate may be a facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

Section 3.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

CLOSING OF TRANSFER BOOKS

Section 5.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or allotment of any right, or entitled to give a written consent to any action without a meeting, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days prior to the shareholders’ meeting or other corporate action or event to which it relates.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  If the stock transfer book shall be closed for the purpose of determining shareholders entitled to give a written consent to any action without a meeting, such books may not be closed for more than sixty days before the date fixed for tabulation of consents or if no date has been fixed for tabulation, the books may not be closed for more than sixty days before the last day on which consents received may be counted.

In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken and, in case of determining shareholders entitled to give a written consent, the record date may not be more than sixty days before the date fixed for tabulation of the consents or if no date has been fixed for the tabulation, not more than sixty days before the last day on which consents may be counted.  If the stock transfer books are not closed and no record date is fixed, the record date for a shareholders' meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted; and the record date for determining the shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of New Jersey, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

Section 6.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.

LIST OF SHAREHOLDERS

Section 7.  The officer or agent having charge of the transfer books for shares shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting, or adjournment thereof.  The list may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required by statute.  The list shall be arranged in alphabetical order within each class, series, or group of shareholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder, which list shall be produced or available by means of a visual display at the time and place of the meeting and shall be subject to the inspection of any shareholder for reasonable periods during the meeting.  Such list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders.

ARTICLE XII
GENERAL PROVISIONS
DIVIDENDS

Section 1.  Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to statute.  Dividends may be paid in cash, in bonds of the Corporation, in shares of the Corporation or other property including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

Section 2.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.  The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New Jersey". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XIII
AMENDMENTS

Section 1.  These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, subject to any provision in the certificate of incorporation reserving to the shareholders the power to adopt, amend, or repeal by-laws, but by-laws made by the board may be altered or repealed and new by-laws made by the shareholders.  The shareholders may prescribe that any by-law made by them shall not be altered or repealed by the board.